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                           WRIGHT, MCAFEE & CO., C.P.A.'S
                             A Professional Corporation
                       3801 N.W. 63rd St., Bldg. 3, Suite 260
                          Oklahoma City, Oklahoma 73116-1930

Phone: (405) 842-0628                                        Fax: (405) 842-0795



                                  December 21, 2000


Securities & Exchange Commission
Division of Corporation Finance
450 Fifth Street NW
Washington, D.C.  20549

         Re:  GMX RESOURCES

         We have been provided with a copy of the disclosures proposed to be made in Amendment No. 1 to its Form SB-2 Registration Statement, Registration No. 333-49328, concerning its change in accountant and we agree with the statements made by GMX RESOURCES in such disclosure.

                                       Very truly yours,

                                       Wright, McAfee & Co.



                                       By: /s/ Robert McAfee
                                          ------------------------------------
                                               Rob McAfee